SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT
                             SCHEDULE 14 INFORMATION

Proxy Statement Pursuant To Section 14(A) Of The Securities Exchange Act of 1934

Filed by the registrant [ ]

Filed by party other than the registrant [X]

Check the appropriate box:

[ ]   Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]   Definitive Proxy Statement

[X]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          CAREER EDUCATION CORPORATION.
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                (Name of Registrant as Specified in Its Charter)


                                 BOSTIC R STEVEN
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

[X]   No fee required

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)   Title of each class of securities to which transaction applies:

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(2)   Aggregate number of securities to which transactions applies:

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(3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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(4)   Proposed maximum aggregate value of transaction:

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(5) Total fee paid

[ ]   Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

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(2) Form, Schedule or Registration Statement no.:

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(3) Filing Party:

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(4) Date Filed:

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

Steve Bostic mailed to stockholders of Career Education Corporation the following amendment to his proxy statement on May 10, 2006:

                                  STEVE BOSTIC
                                 Wachovia Plaza
                                 P.O. Box 31046
                            Sea Island, Georgia 31561

                          AMENDMENT TO PROXY STATEMENT

                          CAREER EDUCATION CORPORATION
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 18, 2006

This amendment (this "Amendment") supplements and amends the Proxy Statement dated April 19, 2006 (the "Proxy Statement") of Steve Bostic furnished to stockholders ("Stockholders") of Career Education Corporation ("CEC") in connection with the solicitation of proxies (the "Proxy Solicitation") on behalf of Mr. Bostic and his fellow nominees James E. Copeland, Jr. and R. William Ide (collectively, the "Nominees") for use at the 2006 Annual Meeting of Stockholders of CEC to be held at 3:00 p.m., Central Daylight Time, on Thursday, May 18, 2006 at the Chicago Marriott Northwest, 4800 Columbine Boulevard, Hoffman Estates, Illinois, and at any adjournments, postponements or continuations thereof. This Amendment is first being furnished to Stockholders on or about May 10, 2006.

On May 9, 2006, Mr. Bostic sold 100,000 shares of common stock, par value $0.01 per share, of CEC ("Shares") into the market in order to raise funds to pay for the expenses of the Proxy Solicitation. Accordingly, following such sale, Mr. Bostic is the beneficial owner of 981,340 Shares, representing approximately 1.0% of the reported outstanding Shares. The 981,340 Shares beneficially owned by Mr. Bostic consist of (1) 356,970 Shares held in brokerage accounts in Mr. Bostic's name, (2) 613,370 Shares held by the Robert Steven Bostic Revocable Trust, a Florida trust of which Mr. Bostic is the sole trustee, and (3) 11,000 Shares held by The Bostic Family Foundation, a charitable foundation administered by Mr. Bostic and members of his family. Other than these holdings, neither Mr. Bostic nor any of his associates owns beneficially, directly or indirectly, any securities of CEC or of any parent or subsidiary of CEC.

As of May 10, 2006, the Nominees and their affiliates collectively may be deemed to beneficially own an aggregate of 981,340 Shares, representing approximately 1.0% of the reported outstanding Shares. The Nominees and their affiliates intend to vote such Shares FOR the election of the Nominees.

PLEASE VOTE FOR MESSRS. BOSTIC, COPELAND AND IDE BY RETURNING YOUR COMPLETED BLUE PROXY CARD TODAY.

Date:  May 10, 2006